AMENDMENT NO. 6
TO
PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
(Class A Shares, Class B Shares, Class C Shares)
(Reimbursement)
     The Plan of Distribution (the “Plan”), dated February 12, 2010, pursuant to Rule 12b-1, is hereby amended July 15, 2013, as follows:
     WHEREAS, the parties desire to amend the Plan to remove Invesco Leaders Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:
“SCHEDULE A
PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
AIM COUNSELOR SERIES TRUST

Portfolio	Shares
Invesco California Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares

Invesco Equally-Weighted S&P 500 Fund	Class A Shares
Class B Shares
Class C Shares

Invesco S&P 500 Index Fund	Class A Shares
Class B Shares
Class C Shares
AIM GROWTH SERIES

Portfolio	Shares
Invesco Convertible Securities	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Portfolio	Shares
Invesco Pacific Growth Fund	Class A Shares
Class B Shares
Class C Shares

AIM SECTOR FUNDS

Portfolio	Shares
Invesco Technology Sector Fund	Class A Shares
Class B Shares
Class C Shares”
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

2